EXHIBIT 21.1
SUBSIDIARIES OF BLACKSTONE PRIVATE CREDIT FUND

Name	Jurisdiction
BCRED MAROON PEAK FUNDING LLC	DELAWARE
BCRED CASTLE PEAK FUNDING LLC	DELAWARE
BCRED MIDDLE PEAK FUNDING LLC	DELAWARE
BCRED SUMMIT PEAK FUNDING LLC	DELAWARE
BCRED BARD PEAK FUNDING LLC	DELAWARE
BCRED GRANITE PEAK FUNDING LLC	DELAWARE
BCRED DENALI PEAK FUNDING LLC	DELAWARE
BCRED BUSHNELL PEAK FUNDING LLC	DELAWARE
BCRED BISON PEAK FUNDING LLC	DELAWARE
BCRED BLANCA PEAK FUNDING LLC	DELAWARE
BCRED SIRIS PEAK FUNDING LLC	DELAWARE
BCRED WINDOM PEAK FUNDING LLC	DELAWARE
BCRED INVESTMENTS LLC	DELAWARE
BCRED TWIN PEAKS LLC	DELAWARE